QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

SECTION 906 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER OF
OFFICEMAX INCORPORATED

        We are providing this Certificate pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C., Section 1350. It accompanies OfficeMax Incorporated's quarterly report on Form 10-Q for the quarter ended March 29, 2008.

        I, Sam K. Duncan, OfficeMax Incorporated's chief executive officer, certify that:

            (i)  the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

           (ii)  the information contained in the Form 10-Q fairly presents, in all material respects, OfficeMax Incorporated's financial condition and results of operations.

/s/ SAM K. DUNCAN Sam K. Duncan Chief Executive Officer

        I, Don Civgin, OfficeMax Incorporated's chief financial officer, certify that:

            (i)  the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

           (ii)  the information contained in the Form 10-Q fairly presents, in all material respects, OfficeMax Incorporated's financial condition and results of operations.

/s/ DON CIVGIN Don Civgin Chief Financial Officer

Dated: May 7, 2008

        A signed original of this written statement required by Section 906 has been provided to OfficeMax Incorporated and will be retained by OfficeMax Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

41

QuickLinks

  Exhibit 32
SECTION 906 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF OFFICEMAX INCORPORATED